Exhibit 99.1

Investor Relations

eOn Communications

800-955-5321

investorrelations@eoncc.com

For Release 8:30 AM ET, December 12, 2005

eOn Communications Announces First Quarter Profit

ATLANTA (December 12, 2005) – eOn Communications Corporation™ (NASDAQ: EONC), a leading provider of telecommunications solutions, announced today that financial results for the first fiscal quarter ended October 31, 2005 will be profitable. Detailed revenue and earnings will be released on December 13, 2005.

“During our last investor conference call, I stated that our first quarter would be closer to profitability, but that we would probably still be in a loss position. I am pleased to announce that a combination of higher revenues and expense reductions have resulted in profitability, both as eOn US and consolidated with Cortelco Shanghai.” stated David Lee, eOn’s chairman and chief executive officer. “Our continuing efforts to better align our expenses and revenues should also help our profitability in the future.”

Conference Call

The Company will host a conference call at 4:45 p.m. ET, December 13, 2005, to discuss first quarter results. To hear the call, dial 800-310-6649 or visit our investor relations website at investor.eoncc.com. A replay of the call will be posted to our investor relations website shortly following the call.

About eOn Communications™

eOn Communications Corporation™ is a global provider of innovative communications solutions. Backed by over 20 years of telecommunications engineering expertise, our solutions enable our customers to easily leverage advanced technologies in order to communicate more effectively. To find out more information about eOn Communications and its solutions, visit the World Wide Web at www.eoncommunications.com, or call 800-955-5321.

Note:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including technical and competitive factors, which could cause the Company’s results and the timing of certain events to differ materially from those discussed in the forward-looking statements. Such risks are detailed in eOn Communications Corporation’s most recent Form 10-Q filing with the Securities and Exchange Commission.

eOn Communications Corporation, the mark eOn, and eQueue are trademarks of eOn Communications Corporation

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